Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual report of POP N GO, Inc (the "Company") on Form 10-KSB for the period end September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Melvin Wyman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Melvin Wyman

Melvin Wyman

Chief Executive Officer, President, Principal Accounting and Financial Officer

January 14, 2008